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                                                                      EXHIBIT 11

                              CKE RESTAURANTS, INC.

                        CALCULATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

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
                                                                   Twelve Weeks Ended             Forty Weeks Ended
                                                                --------------------------    --------------------------
                                                                November 2,    November 3,    November 2,    November 3,
                                                                   1998           1997           1998           1997
                                                                -----------    -----------    -----------    -----------
BASIC EARNINGS PER SHARE

    Income before extraordinary item                              $16,146        $13,102        $61,482        $34,233

    Extraordinary item - gain on early retirement of debt,
       net of applicable income tax expense of $1,750               2,738             --          2,738             --
                                                                  -------        -------        -------        -------
    Net income                                                    $18,884        $13,102        $64,220        $34,233
                                                                  =======        =======        =======        =======
    Weighted average shares outstanding                            47,105         46,112         46,833         41,066
                                                                  =======        =======        =======        =======
    Basic income per common share
       before extraordinary item                                  $  0.34        $  0.28        $  1.31        $  0.83

    Extraordinary item - gain on early retirement of debt,
       net of applicable income taxes - Basic                        0.06             --           0.06             --
                                                                  -------        -------        -------        -------
    Basic net income per share                                    $  0.40        $  0.28        $  1.37        $  0.83
                                                                  =======        =======        =======        =======

FULLY DILUTED EARNINGS PER SHARE

    Income before extraordinary item                              $16,146        $13,102        $61,482        $34,233

    Interest expense and amortization
       of debt issuance costs, net of income tax effect
       applicable to convertible subordinated notes                 1,242             --          3,559             --
                                                                  -------        -------        -------        -------
    Diluted income before extraordinary item                       17,388         13,102         65,041         34,233

    Extraordinary item - gain on early retirement of debt,
       net of applicable income tax expense of $1,750               2,738             --          2,738             --
                                                                  -------        -------        -------        -------
    Diluted net income                                            $20,126        $13,102        $67,779        $34,233
                                                                  =======        =======        =======        =======
    Weighted average number of common
       shares outstanding during the period                        47,105         46,112         46,833         41,066

    Incremental common shares attributable to:
       Exercise of outstanding options                              1,011          1,561          1,325          1,251
       Issuance of convertible subordinated notes                   3,862             --          3,455             --
                                                                  -------        -------        -------        -------
          Total shares                                             51,978         47,673         51,613         42,317
                                                                  =======        =======        =======        =======
    Diluted income per common share
       before extraordinary item                                  $  0.34        $  0.27        $  1.26        $  0.81

    Extraordinary item - gain on early retirement of debt,
       net of applicable income taxes - Diluted                      0.05             --           0.05             --
                                                                  -------        -------        -------        -------
    Diluted net income per share                                  $  0.39        $  0.27        $  1.31        $  0.81
                                                                  =======        =======        =======        =======
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